UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Ledgemont Center

99 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

The following information contained in this report on Form 8-K under Item 2.02 is being furnished by Indevus Pharmaceuticals, Inc. (the “Company”). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

As more fully described below in Item 4.02(a), on December 14, 2004, the Company issued a press release announcing that the Company previously issued financial statements contained in the Company’s Form 10-Q for the fiscal quarter ended June 30, 2004 contained an error and should no longer be relied upon and that the Company would need to restate such financial statements because of an error in such financial statements. The error had the effect of understating the Company’s revenue for the three and nine months ended June 30, 2004 by $1,655,000 and overstating net loss by $1,655,000 for the same periods.

In the press release issued on December 14, 2004 the Company also announced its consolidated results of operations for the fiscal year and the three-month period ended September 30, 2004 and the timing of a related conference call. A copy of the press release is attached as Exhibit 99.1 to this report.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 14, 2004, the Company filed Amendment No. 1 to Form 10-Q on Form 10-Q/A to restate its consolidated financial statements for the fiscal quarter ended June 30, 2004. The financial statements previously filed with the Form 10-Q contained an error and should no longer be relied upon and are superseded by the Form 10Q/A.

The error relates to the accounting method the Company used to recognize certain revenue received related to the Company’s copromotion and licensing agreement with Odyssey Pharmaceuticals, Inc., a specialty branded subsidiary of PLIVA d.d. The Form 10-Q/A contains restated consolidated financial statements for the third quarter of fiscal 2004 and the first nine months of fiscal 2004 to correct the recognition of milestone revenue received in connection with the Company’s co-promotion and licensing agreement with Odyssey Pharmaceuticals, Inc. in accordance with the contingency adjusted performance model. Previously, the Company recognized revenue under the contract-term deferral method. The correction resulted in an increase in revenues and a corresponding decrease in net loss of $1,655,000 for the three and nine months ended June 30, 2004. This adjustment had no effect on the net cash flows from operations for such periods.

In the Form 10-Q filed for the fiscal quarter ended June 30, 2004, the Company disclosed that the Securities and Exchange Commission (“SEC”) reviewed and provided comments on the Company’s prospective accounting treatment for the PLIVA Agreement. As a result of the discussions with the SEC which concluded on December 13, 2004, the audit committee of the board of directors along with senior management of the Company concluded that the Company’s financial statements for the fiscal quarter ended June 30, 2004 should no longer be relied upon and that the Company would need to restate such financial statements. The matters giving rise to the restatement were discussed with our independent registered public accounting firm.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description
99.1	Press Release issued on December 14, 2004

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA and SANCTURA XR; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA and SANCTURA XR; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR; dependence on third parties for manufacturing and marketing; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; limited patent and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: December 14, 2004	By:	/s/ Glenn L.Cooper
Glenn L. Cooper, M.D.
President, Chief Executive Officer and Chairman